FOR IMMEDIATE RELEASE

Hughes Communications Announces First Quarter 2011 Results

Strong Revenue Growth
Record Subscriber Activations
Record Q1 Adjusted EBITDA

Germantown, Md., May 5, 2011—Hughes Communications, Inc. (NASDAQ: HUGH) (“Hughes”), the global leader in broadband satellite network solutions and services, today announced financial results for the first quarter ended March 31, 2011. Hughes’ consolidated operations are classified into five reportable segments: North America Broadband, International Broadband, Telecom Systems, HTS Satellite, and Corporate and Other. The North America Broadband, International Broadband, Telecom Systems, and HTS Satellite segments represent all the operations of Hughes Network Systems, LLC (“HNS”), Hughes’ principal operating subsidiary.

First Quarter 2011 Financial Highlights:

•	Consolidated total revenues of $264 million, a 9% increase over the first quarter of 2010. Consolidated services revenues of $216 million, a 15% increase over the first quarter of 2010.

•	Consumer business sets new records with impressive growth over first quarter of 2010:
–	Total consumer revenue of $131 million for a growth of 15%.
–	Record subscriber gross adds of 77,000 for a growth of 34%.
–	Record net adds of 35,000 for a growth of 33%.
–	Consumer ARPU increased to $75 from $72 for the first quarter of 2010.
–	Churn of 2.3% compared to 2.0% in the first quarter of 2010.
–	Ending subscribers of 613,000, an increase of 16% over the subscriber base as of March 31, 2010.

•	Enterprise businesses show strong revenue growth of 10% over the first quarter of 2010 led by robust international growth.

•	Record Adjusted EBITDA of $58 million, an increase of 36% over the first quarter of 2010.

•
New orders of $266 million, an increase of 12% over the first quarter of 2010, with major orders from Sonic, GETN, Jiffy Lube, Murphy Oil and Regal Cinemedia in our North America broadband business; Yahsat, CJSC Synterra, IT Partners, Telefonica, COPEL and HDFC Bank in our International broadband business; and MEXSAT in our Telecom Systems business. Strong non-consumer order backlog of $1.1 billion as of March 31, 2011, a growth of 32% over the backlog as of March 31, 2010.

•	Positive net cash from operating activities of $49 million compared to $13 million in the first quarter of 2010.

Set forth below are tables highlighting certain of Hughes’ and HNS’ results for the three months ended March 31, 2011 and 2010.

Hughes Communications, Inc.			Hughes Network Systems, LLC
	Three Months			Three Months
	Ended March 31,			Ended March 31,
(Dollars in thousands)	2011	2010	(Dollars in thousands)	2011	2010

Revenue			Revenue
North America Broadband	$193,706	$173,995	North America Broadband	$193,706	$173,995
International Broadband	51,672	43,456	International Broadband	51,672	43,456
Telecom Systems	16,692	24,692	Telecom Systems	16,692	24,692
HTS Satellite	602	-	HTS Satellite	602	-
Corporate and Other	1,420	1,050	Total	$262,672	$242,143
Total	$264,092	$243,193

Operating income (loss)			Operating income (loss)
North America Broadband	$21,745	$9,616	North America Broadband	$21,745	$9,616
International Broadband	(738)	(1,156)	International Broadband	(738)	(1,156)
Telecom Systems	(316)	3,708	Telecom Systems	(316)	3,708
HTS Satellite	(1,304)	(858)	HTS Satellite	(1,304)	(858)
Corporate and Other	(4,467)	(746)	Total	$19,387	$11,310
Total	$14,920	$10,564

Net income (loss) attributable to HCI stockholders	$838	$(6,140)	Net income (loss) attributable to HNS	$5,164	$(5,562)

Adjusted EBITDA*	$57,924	$42,602	Adjusted EBITDA*	$58,223	$43,008

New Orders	$266,351	$238,387	New Orders	$265,486	$237,117

*	For the definition of Adjusted EBITDA, see “Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures” below.

Recent Highlights:

•
Heartland Automotive Services, America’s largest Jiffy Lube franchisee, signed a managed services contract for a full-featured VoIP (Voice over IP) solution with HNS. The high availability, converged voice and data broadband solution will enable Heartland to eliminate expensive POTS lines at its hundreds of retail locations.

•
HNS signed an amendment to its existing agreement with Sonic, the nation’s largest chain of drive-in restaurants, to upgrade service at over 455 stores to a broadband managed network service in a high availability network configuration, and to extend the existing VSAT service at the remaining 3,083 stores. The amendment is valued at $12.5 million and extends service until 2016.

•
Hughes India received orders from HDFC Bank for $2.9 million to provide service to 245 rural branches and 58 off-site ATMs spread across different states in India. This critical network utilizes Hughes’ VSAT solution which enables fast roll-out in rural areas and high VPN bandwidth availability.

•
Hughes do Brazil signed a $13 million contract with Telefonica to extend the current service contract for 24 months. Telefonica uses Brazil’s VSAT service to provide last mile connectivity to over 1000 corporate sites.

•
Hughes do Brazil signed a $4.6 million contract with COPEL to extend its 800 site contract for 36 months. COPEL, a utility in the state of Parana, has been mandated to provide Internet access to all schools in the state. COPEL uses Hughes’ network to provide service in areas which do not have terrestrial broadband access.

•
HNS was selected by Vodacom Group, Ltd., a leading African communications company, to provide its market-leading HN and HX broadband satellite solutions to help propel Vodacom’s expansion of converged service offerings in South Africa and throughout the continent.

•
AmeriPride, a multi-national uniform rental service and linen supply company based in Lincoln, Nebraska selected the Hughes Access Continuity Service over broadband satellite from HNS to protect its service centers across North America from network outages.

•
Hughes Communications India Ltd., India’s leading provider of broadband satellite networks and services, was recognized as the Best VSAT Operator in India at the Telecom Operator Awards ceremony held in March 2011.

To summarize, Pradman Kaul, president and CEO said, “Our consumer business continued to lead the way in the first quarter of 2011 with record gross and net adds and increased ARPU, which resulted in strong services revenue growth. The enterprise segments also showed healthy revenue growth and our order backlog continues to be strong, all of which made this an outstanding quarter. Development work on our Jupiter satellite continues on-track for a launch in the first half of 2012, and we are making good progress on the regulatory front as it relates to the merger with EchoStar. We are very pleased with our accomplishments in the quarter.”

Commenting on Hughes’ financial performance, Grant Barber, executive vice president and CFO said, “The strategy of expanding margins through the satellite ownership model continues to play out very well, as evidenced by continued growth in our operating profits and Adjusted EBITDA in the first quarter of 2011. This, combined with strong working capital management, enabled us to fund substantial capital expenditures on Jupiter and maintain our liquidity at a healthy level.”

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

The following table reconciles the differences between Hughes’ Net Income (Loss) as determined under United States of America Generally Accepted Accounting Principles (GAAP) and Adjusted EBITDA.

Hughes Communications, Inc.
	Three Months		Twelve Months
	Ended March 31,		Ended March 31,
(Dollars in thousands)	2011	2010	2011	2010

Net income (loss) attributable to HCI stockholders	$838	$(6,140)	$29,765	$(54,137)
Add:
Equity incentive plan compensation	1,868	1,871	7,511	7,459
Interest expense	12,505	16,110	55,740	66,393
Income tax expense	1,901	1,219	6,398	4,320
Depreciation and amortization	37,501	30,133	138,954	110,971
Long-term incentive/retention cash plan	-	-	-	650
Sea Launch impairment	-	-	-	44,400
Data Synapse impairment	-	-	-	1,000
HTI investment impairment	-	-	-	5,239
Class action settlement	-	-	1,866	-
Restructuring/Merger costs	3,730	-	3,730	-
Less:
Interest income	(419)	(591)	(1,871)	(2,493)
Adjusted EBITDA	$57,924	$42,602	$242,093	$183,802

The following table reconciles the differences between HNS’ Net Income (Loss) as determined under GAAP and Adjusted EBITDA.

Hughes Network Systems, LLC
	Three Months		Twelve Months
	Ended March 31,		Ended March 31,
(Dollars in thousands)	2011	2010	2011	2010

Net income (loss) attributable to HNS	$5,164	$(5,562)	$36,119	$(45,613)
Add:
Equity incentive plan compensation	1,786	1,832	7,141	7,128
Interest expense	12,500	16,105	55,719	66,370
Income tax expense	1,770	1,217	6,244	4,321
Depreciation and amortization	37,362	29,969	138,347	110,248
Long-term incentive/retention cash plan	-	-	-	650
Sea Launch impairment	-	-	-	44,400
Class action settlement	-	-	1,866	-
Less:
Interest income	(359)	(553)	(1,576)	(2,314)
Adjusted EBITDA	$58,223	$43,008	$243,860	$185,190

The condensed consolidated financial statements of Hughes and HNS for the three months ended March 31, 2011 and 2010 are attached to this press release.

Note on Use of Non-GAAP Financial Measures

Hughes provides non-GAAP financial data in addition to providing financial results in accordance with GAAP. This press release includes Adjusted EBITDA as a supplemental non-GAAP financial measure. Adjusted EBITDA is defined as earnings (loss) before interest, income taxes, depreciation, amortization, equity incentive plan compensation, long-term incentive/retention cash plan and other adjustments permitted by the debt instruments of HNS. We believe this non-GAAP financial measure provides useful information to both management and investors by excluding specific expenses that we believe are not indicative of our core operating results. Internally, we use this non-GAAP measure in our review of the performance of management and in the performance of our business and operations. Management also uses Adjusted EBITDA of HNS for purposes of determining the payments to be made in connection with the long-term cash incentive retention program. Externally, we believe that investors may find this non-GAAP financial information useful in their assessment of our operating performance. In addition, we believe that this non-GAAP financial measure provides information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. Adjusted EBITDA of HNS is also used in calculating covenant compliance under HNS’ credit agreements and the indenture governing HNS’ 9½% Senior Notes due 2014 issued in 2006 and 2009.

Adjusted EBITDA is not a recognized term under GAAP. This non-GAAP measure does not represent net income or cash flows from operations, as these terms are defined under GAAP and should not be considered as an alternative to net income as an indicator of operating performance or to cash flows as a measure of liquidity. Additionally, this non-GAAP measure is not intended to be a measure of cash flow available to management for discretionary use, as such measure does not consider certain cash requirements such as capital expenditures (including expenditures on VSAT operating lease hardware and capitalized software development costs), tax payments, debt service requirements (including VSAT operating lease hardware), and payments under the long-term cash incentive retention program. Adjusted EBITDA, as presented herein, is not necessarily comparable to similarly titled measures reported by other companies. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP.

About Hughes Communications, Inc.
Hughes Communications, Inc. (NASDAQ: HUGH) is the 100 percent owner of Hughes Network Systems, LLC. Hughes is the world’s leading provider of satellite broadband for home and office, delivering innovative network technologies, managed services, and solutions for enterprises and governments globally. HughesNet® is the #1 high-speed satellite Internet service in the marketplace, with offerings to suit every budget. To date, Hughes has shipped more than 2.5 million systems to customers in over 100 countries, representing over 50 percent market share. Its products employ global standards approved by the TIA, ETSI, and ITU organizations, including IPoS/DVB-S2, RSM-A, and GMR-1.

Headquartered outside Washington, D.C., in Germantown, Maryland, USA, Hughes maintains sales and support offices worldwide. For more information, please visit www.hughes.com.

Safe Harbor Statement under the U.S. Private Securities Litigation Reform Act of 1995
This press release may contain statements that are forward looking, as that term is defined by the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, discussions regarding industry outlook and Hughes’ expectations regarding the performance of its business, its future liquidity and capital resource needs, its strategic plans, and objectives. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this release, the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “project,” “plans” and similar expressions and the use of future dates are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made. These statements are subject to certain risks, uncertainties, and assumptions, including, but not limited to, the following: risks related to Hughes’ substantial leverage and restrictions contained in its debt agreements, technological developments, its reliance on providers of satellite transponder capacity, changes in demand for Hughes’ services and products, competition, industry trends, regulatory changes, foreign currency exchange rate fluctuations, and other risks identified and discussed under the caption “Risk Factors” in Hughes’ Annual Report on Form 10-K for the year ended December 31, 2010 filed with the Securities and Exchange Commission on March 7, 2011 and in the other documents Hughes files with the Securities and Exchange Commission from time to time.

###

©2011 Hughes Communications, Inc. All rights reserved. Hughes, HughesNet, SPACEWAY, and Jupiter are trademarks of Hughes Network Systems, LLC.

Contact Information	Attachments

Investor Relations Contact: Deepak V. Dutt,	Hughes Communications, Inc.
Vice President, Treasurer and Investor Relations Officer	Condensed Consolidated Balance Sheets
Email: deepak.dutt@hughes.com	Condensed Consolidated Statements of Operations
Phone: 301-428-7010	Condensed Consolidated Statements of Cash Flows

Media Contact: Judy Blake,	Hughes Network Systems, LLC
Director, Marketing Communications	Condensed Consolidated Balance Sheets
Email: judy.blake@hughes.com	Condensed Consolidated Statements of Operations
Phone: 301-601-7330	Condensed Consolidated Statements of Cash Flows

HUGHES COMMUNICATIONS, INC.
Condensed Consolidated Balance Sheets
(Dollars in thousands, except per share amounts)
(Unaudited)

	March 31,	December 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$116,914	$138,131
Marketable securities	23,672	44,532
Receivables, net	183,357	186,692
Inventories	59,627	57,819
Prepaid expenses and other	26,794	26,127
Total current assets	410,364	453,301
Property, net	837,601	774,052
Capitalized software costs, net	45,326	46,092
Intangible assets, net	10,683	11,440
Goodwill	5,093	5,093
Other assets	74,980	73,197
Total assets	$1,384,047	$1,363,175
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$97,559	$120,202
Short-term debt	4,700	6,285
Accrued liabilities and other	151,760	128,790
Total current liabilities	254,019	255,277
Long-term debt	756,450	740,576
Other long-term liabilities	26,764	27,308
Total liabilities	1,037,233	1,023,161
Commitments and contingencies
Equity:
Hughes Communications, Inc. ("HCI") stockholders' equity:
Preferred stock, $0.001 par value; 1,000,000 shares authorized and no
shares issued and outstanding as of March 31, 2011 and December 31, 2010	-	-
Common stock, $0.001 par value; 64,000,000 shares authorized;
21,835,000 shares and 21,834,787 shares issued and outstanding
as of March 31, 2011 and December 31, 2010, respectively	22	22
Additional paid in capital	736,993	735,233
Accumulated deficit	(386,918)	(387,756)
Accumulated other comprehensive loss	(14,132)	(18,449)
Total HCI stockholders' equity	335,965	329,050
Noncontrolling interests	10,849	10,964
Total equity	346,814	340,014
Total liabilities and equity	$1,384,047	$1,363,175

HUGHES COMMUNICATIONS, INC.
Condensed Consolidated Statements of Operations
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2011	2010
Revenues:
Services revenues	$215,670	$187,940
Hardware revenues	48,422	55,253
Total revenues	264,092	243,193
Operating costs and expenses:
Cost of services	132,710	115,713
Cost of hardware	49,574	60,886
Selling, general and administrative	60,977	50,325
Research and development	5,154	4,915
Amortization of intangible assets	757	790
Total operating costs and expenses	249,172	232,629
Operating income	14,920	10,564
Other income (expense):
Interest expense	(12,505)	(16,110)
Interest income	419	591
Other income (loss), net	(248)	-
Income (loss) before income tax expense and
equity in earnings of unconsolidated affiliates	2,586	(4,955)
Income tax expense	(1,901)	(1,219)
Net income (loss)	685	(6,174)
Net loss attributable to the noncontrolling interests	153	34
Net income (loss) attributable to HCI stockholders	$838	$(6,140)
Income (loss) per share:
Basic	$0.04	$(0.29)
Diluted	$0.04	$(0.29)
Shares used in computation of per share data:
Basic	21,766,155	21,480,908
Diluted	23,360,821	21,480,908

HUGHES COMMUNICATIONS, INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2011	2010
Cash flows from operating activities:
Net income (loss)	$685	$(6,174)
Adjustments to reconcile net income (loss) to net cash flows from operating activities:
Depreciation and amortization	37,501	30,133
Amortization of debt issuance costs	861	616
Share-based compensation expense	1,868	1,871
Other	230	61
Change in other operating assets and liabilities, net of acquisition:
Receivables, net	4,405	2,680
Inventories	(1,581)	(2,078)
Prepaid expenses and other	(939)	919
Accounts payable	(35,558)	(20,789)
Accrued liabilities and other	41,336	5,363
Net cash provided by operating activities	48,808	12,602
Cash flows from investing activities:
Change in restricted cash	373	86
Purchases of marketable securities	(11,999)	(27,781)
Proceeds from sales of marketable securities	32,868	15,000
Expenditures for property	(101,269)	(63,671)
Expenditures for capitalized software	(2,752)	(3,166)
Proceeds from sale of property	80	-
Net cash used in investing activities	(82,699)	(79,532)
Cash flows from financing activities:
Short-term revolver borrowings	898	1,999
Repayments of revolver borrowings	(945)	(2,430)
Long-term debt borrowings	16,822	1,220
Repayment of long-term debt	(2,756)	(1,721)
Debt issuance costs	(1,015)	(1,742)
Net cash provided by (used in) financing activities	13,004	(2,674)
Effect of exchange rate changes on cash and cash equivalents	(330)	1,739
Net decrease in cash and cash equivalents	(21,217)	(67,865)
Cash and cash equivalents at beginning of the period	138,131	261,038
Cash and cash equivalents at end of the period	$116,914	$193,173

Supplemental cash flow information:
Cash paid for interest	$2,491	$2,413
Cash paid for income taxes	$3,441	$2,341
Supplemental non-cash disclosures related to:
Capitalized software and property acquired, not paid	$21,829	$25,303

HUGHES NETWORK SYSTEMS, LLC
Condensed Consolidated Balance Sheets
(In thousands, except per share amounts)
(Unaudited)

	March 31,	December 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$44,136	$80,800
Marketable securities	2,679	6,675
Receivables, net	181,415	184,869
Inventories	59,627	57,819
Prepaid expenses and other	25,303	24,600
Total current assets	313,160	354,763
Property, net	837,255	773,652
Capitalized software costs, net	45,326	46,092
Intangible assets, net	10,056	10,738
Goodwill	2,661	2,661
Other assets	68,285	67,459
Total assets	$1,276,743	$1,255,365
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$93,049	$117,763
Short-term debt	4,609	6,196
Accrued liabilities and other	157,375	133,383
Total current liabilities	255,033	257,342
Long-term debt	756,380	740,487
Other long-term liabilities	26,764	27,308
Total liabilities	1,038,177	1,025,137
Commitments and contingencies
Equity:
Hughes Network Systems, LLC ("HNS") equity:
Class A membership interests	176,248	176,099
Class B membership interests	-	-
Retained earnings	66,651	61,487
Accumulated other comprehensive loss	(12,783)	(15,682)
Total HNS' equity	230,116	221,904
Noncontrolling interest	8,450	8,324
Total equity	238,566	230,228
Total liabilities and equity	$1,276,743	$1,255,365

HUGHES NETWORK SYSTEMS, LLC
Condensed Consolidated Statements of Operations
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2011	2010
Revenues:
Services revenues	$214,250	$186,890
Hardware sales	48,422	55,253
Total revenues	262,672	242,143
Operating costs and expenses:
Cost of services	132,006	115,650
Cost of hardware	49,574	60,886
Selling, general and administrative	55,869	48,680
Research and development	5,154	4,915
Amortization of intangible assets	682	702
Total operating costs and expenses	243,285	230,833
Operating income (loss)	19,387	11,310
Other income (expense):
Interest expense	(12,500)	(16,105)
Interest income	359	553
Other loss, net	(248)	-
Income (loss) before income tax expense	6,998	(4,242)
Income tax expense	(1,770)	(1,217)
Net income (loss)	5,228	(5,459)
Net income attributable to the noncontrolling interest	(64)	(103)
Net income (loss) attributable to HNS	$5,164	$(5,562)

HUGHES NETWORK SYSTEMS, LLC
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2011	2010
Cash flows from operating activities:
Net income (loss)	$5,228	$(5,459)
Adjustments to reconcile net income (loss) to net cash flows from operating activities:
Depreciation and amortization	37,362	29,969
Amortization of debt issuance costs	861	616
Share-based compensation expense	149	224
Other	235	37
Change in other operating assets and liabilities, net of acquisition:
Receivables, net	4,524	3,077
Inventories	(1,581)	(2,078)
Prepaid expenses and other	(1,505)	828
Accounts payable	(37,629)	(19,909)
Accrued liabilities and other	42,466	7,660
Net cash provided by operating activities	50,110	14,965
Cash flows from investing activities:
Change in restricted cash	423	88
Purchases of marketable securities	-	(22,615)
Proceeds from sales of marketable securities	3,999	10,000
Expenditures for property	(101,259)	(63,668)
Expenditures for capitalized software	(2,752)	(3,166)
Proceeds from sale of property	80	-
Net cash used in investing activities	(99,509)	(79,361)
Cash flows from financing activities:
Short-term revolver borrowings	898	1,999
Repayments of revolver borrowings	(945)	(2,430)
Long-term debt borrowings	16,822	1,220
Repayments of long-term debt	(2,740)	(1,721)
Debt issuance costs	(1,015)	(1,742)
Net cash provided by (used in) financing activities	13,020	(2,674)
Effect of exchange rate changes on cash and cash equivalents	(285)	1,673
Net decrease in cash and cash equivalents	(36,664)	(65,397)
Cash and cash equivalents at beginning of the period	80,800	183,733
Cash and cash equivalents at end of the period	$44,136	$118,336
Supplemental cash flow information:
Cash paid for interest	$2,485	$2,407
Cash paid for income taxes	$3,426	$2,341
Supplemental non-cash disclosures related to:
Capitalized software and property acquired, not paid	$21,829	$25,303